UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

PHYSICAL PROPERTY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26573 (Commission File Number)	98-0203281 (I.R.S. Employer Identification No.)

23/F AIA Tower No. 183 Electric Road, North Point Hong Kong (Address of principal executive offices) (zip code)

(011) (852) 2917-0000 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Physical Property Holdings Inc., a Delaware corporation (the “Registrant”), in connection with the item set forth below.

Item 3.02        Unregistered Sales of Equity Securities.

On April 21, 2014, the Registrant entered into a binding Reg S Offshore Subscription Agreement (the “Subscription Agreement”) with Ngai Keung Luk, Chairman and President of the Registrant (“Luk”), relating to the sale of a total of 61,670,647 shares of its common stock, $.001 par value (the “Common Stock”), in consideration for the cancellation of $61,670.65 of indebtedness owed by the Registrant to Luk. The shares were issued at an effective price of $.001 per share, which the Board of Directors determined to be good and valuable consideration and fair to the Registrant.

The issuance was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation 506 and Section 4(6) under the Securities Act, Section 4(2) under the Securities Act and Regulation S under the Securities Act. The Registrant relied upon, among other things, representations from Luk that he was an “accredited investor” within the meaning of Rule 501(a) under the Securities Act as the basis for the Regulation 506 and Section 4(6) exemptions. In addition, the Registrant relied upon, among other things, the fact that Luk was a sophisticated investor, could bear the risk of the investment from a financial point of view, and was given access to information about the Registrant. Finally, the Registrant relied upon the fact that the investor was not a “U.S. Person,” in concluding that it was entitled to rely upon the exemption provided by Regulation S.

The shares will be issued by the Registrant’s transfer agent as promptly as practicable bearing a restrictive legend. As a result of the issuance, the Registrant will have 90,000,000 issued and outstanding shares of Common Stock, and Luk’s 85,048,716 shares will represent 94.5% of the total issued and outstanding number of shares.

A copy of the Subscription Agreement will be filed as an exhibit to the Registrant’s next quarterly report on Form 10-Q pursuant to Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICAL PROPERTY HOLDINGS INC.

Date: April 24, 2014	By:	/s/ Ngai Keung Luk

Ngai Keung Luk, Chairman and President

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